SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2003

Curative Health Services, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	Initial Filing	51-0467366
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Motor Parkway

Hauppauge, New York 11788-5145

(631) 232-7000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Curative Holding Co.

(Former name or former address, if changed since last report)

Item 5. Other Events.

On August 19, 2003, Curative Health Services, Inc., a Minnesota corporation (“CHS”) announced that it has formed a new public holding company, Curative Health Services, Inc. (the “Registrant”) and completed a holding company reorganization in accordance with Section 302A.626 of the Minnesota Business Corporation Act.

The holding company organizational structure was effected as of 6:00 a.m. Central Standard Time on August 19, 2003 pursuant to a Plan of Merger dated as of August 15, 2003 (the “Plan of Merger”), by and among Curative Holding Co (as successor to the Registrant), CHS and Curative Health Services Co., a Minnesota corporation and a wholly owned subsidiary of Registrant (“Merger Sub”). The Plan of Merger provided for the merger (the “Merger”) of Merger Sub with and into CHS, with CHS as the surviving corporation with the name “Curative Health Services Co.” Pursuant to Section 302A.626 (subd. 2) of the Minnesota Business Corporation Act shareholder approval was not required for the Merger. As a result of the Merger, CHS is now a wholly owned subsidiary of the Registrant. Immediately following completion of the Merger, the Registrant changed its name from Curative Holding Co. to Curative Health Services, Inc. The Plan of Merger has been filed as Exhibit 2.1 to CHS’s Current Report on Form 8-K filed on August 19, 2003, which is incorporated herein by reference.

By virtue of the Merger, each share of CHS’s outstanding common stock was converted, on a share for share basis, into a share of common stock of the Registrant. As a result, each shareholder of CHS became the owner of an identical number of shares of common stock of the Registrant. Additionally, each outstanding option to purchase shares of CHS’s common stock was automatically converted into an option to purchase, upon the same terms and conditions, an identical number of shares of the Registrant’s common stock.

The conversion of shares of capital stock in the Merger occurred without an exchange of certificates. Accordingly, certificates formerly representing shares of outstanding capital stock of CHS are deemed to represent the same number of shares of capital stock in the Registrant. The Registrant’s common stock will be listed under the Registrant’s name on The NASDAQ Stock Market under the symbol “CURE”.

Pursuant to Section 302A.626 (subd. 7) of the Minnesota Business Corporation Act, the provisions of the articles of incorporation and bylaws of the Registrant are consistent with those of CHS prior to the Merger. The authorized capital stock of the Registrant, the designations, rights, powers and preferences of such capital stock and the qualifications, limitations and restrictions thereof are also consistent with those of CHS’s capital stock immediately prior to the Merger. The directors and executive officers of Registrant are the same individuals who were directors and executive officers, respectively, of CHS immediately prior to the Merger. The holding company reorganization is tax free to shareholders. The articles of incorporation and bylaws of the Registrant are filed herewith as Exhibits 3.1 and 3.2 to this Form 8-K and are incorporated herein by reference.

In connection with the Merger, CHS assigned to Registrant all of CHS’s rights, and Registrant assumed all of CHS’s obligations, under the Rights Agreement, dated as of October 25, 1995, by and between CHS and Wells Fargo Bank Minnesota, N.A., successor to Norwest Bank Minnesota, National Association, as Rights Agent (the “Rights Agreement”). As a result of the Merger, rights to purchase shares of CHS’s Series A junior participating preferred stock pursuant to the Rights Agreement were exchanged for rights to purchase shares of the Registrant’s Series A junior participating preferred stock pursuant to the Rights Agreement (the “Rights”). Until the occurrence of certain events specified in the Rights Agreement, the Rights will be represented by the outstanding shares of the Registrant’s common stock in respect of which the rights are issued, are not transferable separately from the associated shares of the Registrant’s common stock and are automatically transferred upon transfer of the associated common stock. A complete description of the Rights is contained in the Rights Agreement, which is filed as Exhibit 4 to CHS’s Current Report on Form 8-K filed on November 8, 1995, which is incorporated herein by reference.

The Registrant is also assuming CHS’s obligations under certain existing unsecured convertible notes of CHS. Such unsecured notes are listed in the Plan of Merger filed as Exhibit 2.1 to CHS’s Current Report on Form 8-K filed on August 19, 2003 and incorporated herein by reference.

Upon consummation of the Merger, the Registrant’s common stock was deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g-3(a) promulgated thereunder. For purposes of Rule 12g-3(a), the Registrant is the successor issuer to CHS.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

2.1	Plan of Merger, dated as of August 15, 2003, by and among Curative Health Services, Inc., Curative Holding Co., and Curative Health Services Co. (incorporated by reference to Exhibit 2.1 of Form 8-K dated August 19, 2003, of Curative Health Services, Inc., the predecessor company).

3.1	Amended and Restated Articles of Incorporation of Curative Health Services, Inc.

3.2	By-Laws of Curative Health Services, Inc.

4.1	Rights Agreement, dated as of October 25, 1995, by and between Curative Health Services, Inc. and Wells Fargo Bank Minnesota, N.A. as Rights Agent (incorporated by reference to Exhibit 4 of Form 8-K dated November 8, 1995, of Curative Health Services, Inc., the predecessor company).

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURATIVE HEALTH SERVICES, INC.

By:	/s/ JOSEPH FESHBACH
Joseph Feshbach Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

2.1	Plan of Merger, dated as of August 15, 2003, by and among Curative Health Services, Inc., Curative Holding Co., and Curative Health Services Co. (incorporated by reference to Exhibit 2.1 of Form 8-K dated August 19, 2003, of Curative Health Services, Inc., the predecessor company).

3.1	Amended and Restated Articles of Incorporation of Curative Health Services, Inc.

3.2	By-Laws of Curative Health Services, Inc.

4.1	Rights Agreement, dated as of October 25, 1995, by and between Curative Health Services, Inc. and Wells Fargo Bank Minnesota, N.A. as Rights Agent (incorporated by reference to Exhibit 4 of Form 8-K dated November 8, 1995, of Curative Health Services, Inc., the predecessor company).